Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         PROMISTAR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


            PENNSYLVANIA                                                                     25-1441348
(State or other jurisdiction of incorporation or organization)                  (I.R.S. Employer Identification No.)



                                551 MAIN STREET
                       JOHNSTOWN, PENNSYLVANIA 15907-1146
                    (Address of principal executive offices)


           PROMISTAR FINANCIAL CORPORATION 1998 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                JOHN H. ANDERSON
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                         PROMISTAR FINANCIAL CORPORATION
                                 551 MAIN STREET
                       JOHNSTOWN, PENNSYLVANIA 15907-1146
                     (Name and address of agent for service)

                                 (814) 532-3801
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


=============================== =================== ======================= ====================== ===========================
           TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM             AMOUNT OF
          SECURITIES               AMOUNT TO BE         OFFERING PRICE            AGGREGATE               REGISTRATION
       TO BE REGISTERED           REGISTERED(1)           PER SHARE            OFFERING PRICE                 FEE

------------------------------- ------------------- ----------------------- ---------------------- ---------------------------

Common Stock, par value                360,000            $27.750(3)               $9,990,000                $7,005
$5.00 per share(2)                      98,500            $26.375(3)               $2,597,938
                                        35,000            $24.125(3)                 $844,375
                                       111,500            $20.000(3)               $2,230,000
                                       134,000            $17.391(3)               $2,330,394
                                       461,000            $18.531(4)               $8,542,791

------------------------------- ------------------- ----------------------- ---------------------- ---------------------------


         (1) This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

         (2) Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the common stock.

         (3) Based upon the exercise price of the options in respect of which the shares may be issued, in accordance with Rule 457(h) under the Securities Act.

         (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the NASDAQ National Market on March 23, 2001.

--------------------------------------------------------------------------------

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's annual report on Form 10-K filed on March 30, 2001, which contains audited financial statements for the fiscal year ended December 31, 2000 (File No. 000-12377); and (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4/A filed with the Commission on June 2, 1999 (File No. 333-76295).

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Promistar Financial Corporation 1998 Equity Incentive Plan meeting the requirements of Section 10(a) of the Securities Act.

      ITEM 4.     DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

      ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.


      ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "BCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses
      (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

              (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

              (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

              (3)     by the shareholders.

         Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         BCL Section 1745 provides that expenses (including attorney's fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

         BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification is determined by a court to have constituted willful misconduct or recklessness.

         BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

         The Registrant's Articles of Incorporation and By-Laws provide for (i) indemnification of directors, officers, employees and agents of the Registrant and its subsidiaries and (ii) the elimination of a director's liability for monetary damages, to the maximum extent permitted by the BCL. The Registrant also maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such.

      ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

      ITEM 8.     EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


      EXHIBIT NO.                           DESCRIPTION
      -----------                           -----------

         4.1               Amended  &  Restated  Articles  of  Incorporation  of
                           the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-4 filed on October 15, 1993 (File No. 33-69112)).

         4.2 Amendment to Articles of Incorporation of Registrant dated June 4, 1997 (incorporated by reference to the Registrant's Registration Statement on Form S-4 filed on September 3, 1998 (File No. 333-61683)).

         4.3 Amendment to Articles of Incorporation of Registrant dated October 27, 2000 (incorporated by reference to the Registrant's Annual Report on Form 10-K filed on March 30, 2001 (File No. 000-12377)).

         4.4 Bylaws of the Registrant, as amended (incorporated by reference to Registrant's Registration Statement on Form S-4 filed on October 15, 1993 (File No. 33-69112)).

                           Form  S-4  filed   on   October  15,  1993  (File No.
                           33-69112)).

         5.1               Opinion of  Kirkpatrick  & Lockhart LLP regarding the
                           legality  of the shares  being registered   hereunder
                           (filed herewith).

         23.1              Consent   of    PricewaterhouseCoopers  LLP    (filed
                           herewith).

         23.2 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

         24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

         ITEM 9.  UNDERTAKINGS.

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                               (i)  To  include  any   prospectus  required   by
                           Section 10(a)(3) of the Securities Act;

                              (ii) To  reflect  in the  prospectus  any facts or
                           events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) To  include  any  material  information  with
                           respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on this 28th day of March, 2001.


                                         PROMISTAR FINANCIAL CORPORATION


                                         By:/s/ John H. Anderson
                                            ------------------------------------
                                            John H. Anderson
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Promistar Financial Corporation, do hereby constitute and appoint John H. Anderson and Brian
      H. Lehman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of securities to be issued under the Promistar Financial Corporation 1998 Equity Incentive Plan, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all registration statements and amendments (including post-effective amendments) thereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement and the forgoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


                 SIGNATURE                                   CAPACITY                                 DATE
                 ---------                                   --------                                 ----
      /s/ John H. Anderson
      -----------------------------------------     Chairman and Chief Executive Officer          March 28, 2001
      John H. Anderson                              (Principal Executive Officer)


      /s/ Brian H. Lehman
      -----------------------------------------     Senior Vice President and Chief Financial     March 28, 2001
      Brian H. Lehman                               Officer (Principal Financial and Accounting
                                                    Officer)


      -----------------------------------------     Director                                      ________, 2001
      G. Scott Baton II


      /s/ James E. Croner
      -----------------------------------------     Director                                      March 28, 2001
      James E. Croner



      -----------------------------------------     Director                                      ________, 2001
      Louis G. Galliker




                                     II - 5

                 SIGNATURE                                   CAPACITY                                 DATE
                 ---------                                   --------                                 ----

      /s/ William B. Kania
      -----------------------------------------     Director                                      March 28, 2001
      William B. Kania


      /s/ Edward L. Mears
      -----------------------------------------     Director                                      March 28, 2001
      Edward L. Mears


      /s/ Roger S. Nave
      -----------------------------------------     Director                                      March 28, 2001
      Roger S. Nave


      /s/ Donato B. Zucco
      -----------------------------------------      Director                                     March 28, 2001
      Donato B. Zucco


      /s/ Harry F. Radcliffe
      -----------------------------------------      Director                                     March 28, 2001
      Harry F. Radcliffe


      /s/ Robert G. Salathe, Jr.
      -----------------------------------------      Director                                     March 28, 2001
      Robert G. Salathe, Jr.



      -----------------------------------------      Director                                     ________, 2001
      William R. Snoddy


      /s/ Gerald W. Swatsworth
      -----------------------------------------      Director                                     March 28, 2001
      Gerald W. Swatsworth


      /s/ W. A. Thomas
      -----------------------------------------      Director                                     March 28, 2001
      W. A. Thomas


      /s/ Rowland H. Tibbott, Jr.
      -----------------------------------------      Director                                     March 28, 2001
      Rowland H. Tibbott, Jr.


      /s/ James A. Ulmer
      -----------------------------------------      Director                                     March 28, 2001
      James A. Ulmer


      /s/ Earl K. Wahl, Jr.
      -----------------------------------------      Director                                     March 28, 2001
      Earl K. Wahl, Jr.


      /s/ Thomas A. Young
      ----------------------------------------       Director                                     March 28, 2001
      Thomas A. Young


                                  EXHIBIT INDEX

        EXHIBIT NO.                              DESCRIPTION
        -----------                              -----------

            4.1         Amended & Restated Articles  of   Incorporation   of the
                        Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-4 filed on October 15, 1993 (File No. 33-69112)).

            4.2 Amendment to Articles of Incorporation of Registrant dated June 4, 1997 (incorporated by reference to the Registrant's Registration Statement on Form S-4 filed on September 3, 1998 (No. 333-61683)).

            4.3 Amendment to Articles of Incorporation of Registrant dated October 27, 2000 (incorporated by reference to the Registrant's Annual Report on Form 10-K filed on March 30, 2001 (File No. 000-12377)).


            4.4 Bylaws of the Registrant, as amended (incorporated by reference to Registrant's Registration Statement on Form S-4 filed on October 15, 1993 (File No. 33-69112)).

            5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder (filed herewith).

            23.1        Consent of Pricewaterhouse Coopers (filed herewith).

            23.2 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

            24.1 Power of Attorney (set forth on the signature page of this Registration Statement).






                                     II - 7